Exhibit 99.1

FOR THE SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF
New BEGINNINGS Acquisition Corp.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Russell W. Galbut and Michael S. Liebowitz (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of the 2021 annual meeting (the “special meeting”) of stockholders of New Beginnings Acquisition Corp. (“NBA”) to be held on [●], [●], 2021 at [●], Eastern time, virtually by means of the internet at [●], and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

The special meeting can be accessed by visiting https://www.cstproxy.com/nbaspac/sm2021, where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the special meeting by dialing +1 (877) 770-3647 (toll-free within the U.S. and Canada) or +1 (312) 780-0854 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 54720836#, but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the special meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact Continental Stock Transfer & Trust Company, the Transfer Agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3 (INCLUDING EACH OF THE SUB-PROPOSALS), 4, 5, 6 AND 7.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

The notice and proxy statement are available at [●]. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

New BEGINNINGS Acquisition Corp. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3 (including each of the sub-proposals), 4, 5, 6 AND 7.			Please mark vote as indicated in this ☒ example
(1)	The Business Combination Proposal – To approve and adopt the Business Combination Agreement, dated as of March 8, 2021 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among NBA, Airspan Networks Inc. (“Airspan”) and Artemis Merger Sub Corp. (“Merger Sub”), and the transactions contemplated thereby (the “Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
(2)	The Charter Amendment Proposal – To adopt the proposed second amended and restated certificate of incorporation of NBA attached as Annex B to the proxy statement (the “Proposed Certificate of Incorporation”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
(3)	The Governance Proposal – To approve, on a non-binding advisory basis, the following eight separate governance sub-proposals relating to material differences between NBA’s current amended and restated certificate of incorporation and the Proposed Certificate of Incorporation:

(a)	To change the name of NBA to “Airspan Networks Holdings Inc.” from the current name of “New Beginnings Acquisition Corp.” and remove certain provisions related to New Beginnings’ status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(b)	To increase (i) the number of shares of common stock NBA is authorized to issue from 100,000,000 shares to 250,000,000 shares and (ii) the number of shares of preferred stock NBA is authorized to issue from 1,000,000 shares to 10,000,000 shares;	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(c)	To require the vote of at least two-thirds of the voting power of the outstanding shares of capital stock, rather than a simple majority, to adopt, amend or repeal the post-Business Combination company’s bylaws;	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(d)	To require the vote of at least two-thirds of the voting power of the outstanding shares of capital stock, rather than a simple majority, to remove a director from office and provide that directors may only be removed for cause;	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(e)	To introduce a three-class staggered board of directors;	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(f)	To require the vote of at least two-thirds of the voting power of the outstanding shares of capital stock, rather than a simple majority, to amend or repeal certain provisions of the Proposed Certificate of Incorporation;	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(g)	To remove the provision renouncing the corporate opportunity doctrine;	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(h)	To modify the forum selection provision to designate the U.S. federal district courts as the exclusive forum for claims arising under the Securities Act of 1933, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(4)	The Election of Directors Proposal To elect, effective at the closing of the Business Combination, eight directors to serve staggered terms on our board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified.		FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐

Nominees:

01 Thomas S. Huseby

02 Eric D. Stonestrom

03 Bandel L. Carano

04 Michael T. Flynn

05 Scot B. Jarvis

06 Michael Liebowitz

07 Mathew Oommen

08 Dominique Trempont

To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below.

(5)	The Stock Incentive Plan Proposal – To approve and adopt the Airspan Networks Holdings Inc. 2021 Stock Incentive Plan to be effective upon the closing of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(6)

The NYSE American Proposal – To approve, in connection with the Business Combination, for purposes of complying with applicable listing rules of the NYSE American:

●     the issuance, pursuant to the Business Combination Agreement, of shares of New Beginnings Common Stock to the Airspan stockholders; and

●     the issuance, in private placements to be consummated concurrently with the closing of the Business Combination, of an aggregate of 7,500,000 shares of NBA common stock to a number of investors pursuant to the terms of subscription agreements entered into by and between NBA and such investors.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
(7)	The Adjournment Proposal – To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, the Stock Incentive Plan Proposal, and the NYSE American Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partners, please sign in partnership name by an authorized person.